UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

FibroBiologics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41934	86-3329066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Kirby Drive, Suite 300
Houston, Texas		77054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 671-5150

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FBLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 22, 2026, FibroBiologics, Inc. (the “Company”) received a Staff Determination letter (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that Nasdaq Staff had determined to delist the Company’s securities from The Nasdaq Capital Market.

The Staff Determination stated that the bid price of the Company’s listed securities had closed at less than $1.00 per share over the previous 30 consecutive business days, from June 8, 2026 through July 21, 2026, and that, as a result, the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share (the “Bid Price Rule”). The Staff Determination further stated that, although companies are normally afforded a 180-calendar day period to demonstrate compliance with the Bid Price Rule, the Company is not eligible for any such compliance period pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv) due to the fact that the Company has effected a reverse stock split over the prior one-year period.

Unless the Company requests an appeal of this determination by July 29, 2026, Nasdaq staff has determined that the Company’s securities will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on July 31, 2026.

The Company intends to timely request a hearing before a Nasdaq Hearings Panel (the “Panel”) to appeal Nasdaq Staff’s determination. A timely hearing request will stay any further delisting actions through the hearing process. At the hearing, the Company expects to present its plan to regain compliance with Nasdaq’s continued listing requirements. There can be no assurance that the Company will be successful in its appeal, that the Panel will grant the Company’s request for continued listing, or that the Company will be able to regain or maintain compliance with any applicable Nasdaq listing requirements.

The Company intends to actively monitor the closing bid price of its common stock and evaluate all available options to regain compliance with the Bid Price Rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroBiologics, Inc.

Date:	July 24, 2026	By:	/s/ Pete O'Heeron
Name: Pete O'Heeron Title: Chief Executive Officer